Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 8, 2013	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FIRST QUARTER 2013 EARNINGS

Achieved first quarter operating revenues of $4.51 billion; at top end of guidance

Realized strong growth of 66,700 high-speed Internet subscribers during first quarter 2013

Added 13,400(1) PrismTM TV subscribers during first quarter

Achieved Adjusted Diluted EPS(2) of $0.76 compared to $0.68 in first quarter 2012

Generated Free Cash Flow(2) of $1.0 billion, excluding special items and integration-related capital expenditures

Repurchased 19.2 million shares for $682 million through May 7, 2013

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported strong operating revenues, operating cash flow and free cash flow for first quarter 2013.

“CenturyLink reported strong financial results and achieved solid broadband and PrismTM TV customer growth in the first quarter, while continuing to see good demand from businesses for high-bandwidth network and data hosting services. Through the ongoing investment in our key strategic initiatives, we are creating and capitalizing on organic growth opportunities across each of our business segments. Our solid sales momentum over the past several quarters continues to contribute toward our goal of top-line revenue stabilization in 2014,” said Glen F. Post III, chief executive officer and president.

“We have implemented the organizational realignment announced in early January focused primarily on strengthening our go-to-market strategy and service delivery process for business customers and are beginning to see benefits from this realignment. We achieved an annualized

(1)              Our historical PrismTM TV subscribers reflected single and multi-dwelling unit subscribers as individual counts. Effective 1Q13 and prospectively thereafter, multi-dwelling units are reflected on an average revenue unit basis.

(2)              See attachments for non-GAAP reconciliations.

operating expense synergy run rate of $550 million from the Qwest integration as of the end of the quarter, and we remain on plan to reach a $600 million annual run rate by the end of this year.

“Our sequential data hosting revenue growth was negatively impacted by several factors including soft third quarter 2012 new sales, foreign currency exchange impact and price compression driven by declining compute and storage costs. However, we generated strong new sales in data hosting in the last two quarters, while maintaining a growing sales funnel. We also have increased our focus on leveraging data hosting cross-sell opportunities to our business customers resulting in a strengthened cross-sales funnel that we believe will help further drive data hosting revenues over time.

“From the mid-February announcement of our $2 billion stock repurchase program through May 7, 2013, we have purchased a total of 19.2 million shares of our outstanding common stock for $682 million. We expect to continue to opportunistically repurchase stock through the remainder of the authorized program.

“We believe our extensive asset portfolio, continued investment in our key strategic initiatives and focus on serving our customers position us well to drive profitable growth over the long term,” Post concluded.

First Quarter Highlights

•                  Generated free cash flow of $1.0 billion, excluding special items and integration-related capital expenditures.

•                  Added 66,700 high-speed Internet subscribers during first quarter, ending the quarter with more than 5.9 million broadband customers.

•                  Ended the quarter with 120,000 CenturyLink® PrismTM TV subscribers in service, adding 13,400 subscribers in first quarter 2013.

•                  Achieved strong growth in strategic revenue from high-bandwidth data services.

•                  Generated solid data hosting new sales in first quarter 2013, continuing momentum from fourth quarter 2012.

•                  Purchased and retired 11.1 million shares for $386 million during first quarter 2013.

Consolidated First Quarter Financial Results

Operating revenues for first quarter 2013 were $4.51 billion compared to $4.61 billion in first quarter 2012. This decrease was driven by lower legacy services revenues primarily due to the impact of access line losses and lower access revenues, partially offset by increases in strategic revenues resulting primarily from business customer demand for high-bandwidth data services, colocation and managed hosting services and growth in high-speed Internet and CenturyLink® PrismTM TV subscribers.

Operating expenses, excluding special items, decreased to $3.70 billion from $3.87 billion in first quarter 2012. The year-over-year decrease was primarily due to lower personnel-related costs, bad debt and depreciation and amortization expenses, which were partially offset by higher colocation, managed hosting and network expenses.

Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.93 billion from $1.94 billion in first quarter 2012. This decrease was primarily the result of lower legacy revenues being partially offset by higher strategic revenues and lower personnel-related costs. For first quarter 2013, CenturyLink achieved an operating cash flow margin, excluding special items, of 42.8% versus 42.2% in first quarter 2012.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangibles, and the non-cash after-tax impact to interest expense of the assignment of fair value to the outstanding debt assumed by us in connection with our Embarq, Qwest and Savvis acquisitions.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for first quarter 2013 was $475 million compared to Adjusted Net Income of $423 million in first quarter 2012. First quarter 2013 Adjusted Diluted EPS was $0.76 compared to Adjusted Diluted EPS of $0.68 in the year-ago period. See the attached schedules for additional information.

GAAP Results — First Quarter

Under generally accepted accounting principles (GAAP), net income for first quarter 2013 was $298 million compared to $200 million for first quarter 2012, and diluted earnings per share for first quarter 2013 was $0.48 compared to $0.32 for first quarter 2012. First quarter 2013 net income and diluted earnings per share reflect the after-tax impact of severance costs associated with staff reductions, an accounting adjustment related to life insurance policies and integration, severance, and retention costs associated with the Qwest and Savvis acquisitions , partially offset by non-operating gains on the sale of a non-operating investment and settlements of other non-operating issues, which amounted to a $5 million charge ($0.01 per share) on a net basis. First quarter 2012 net income and diluted earnings per share included a net $43 million charge ($0.07 per share), reflecting the after-tax impact of severance costs associated with expense reduction initiatives and integration, severance, and retention costs associated with the Qwest and Savvis acquisitions, partially offset by non-operating gains on the early retirement of debt and sale of investment securities.

Segment Results / Highlights

As previously announced, beginning first quarter 2013, CenturyLink realigned its operating groups into the following four reporting segments:

•                  Consumer. Consists primarily of providing products and services to residential consumers across our 37-state footprint.

•                  Business. Consists primarily of providing products and services to government, small to medium-sized business and enterprise customers across the U.S. and select international locations.

•                  Wholesale. Consists primarily of providing products and services to other domestic and international communications providers.

•                  Data Hosting. Consists primarily of providing colocation, managed hosting, cloud services and hosting-related network services to businesses of all sizes.

Consumer

The Consumer segment realized continued strategic revenue growth driven by increased high-speed Internet and CenturyLink® PrismTM TV subscribers.

•                  Strategic revenues were $620 million in the quarter, a 5.4% increase over first quarter 2012.

•                  Generated $1.51 billion in total revenues, a decrease of 3.4% from first quarter 2012, reflecting the continued decline in legacy services tempered by the impact of Access Recovery Charges implemented effective July 1, 2012, in accordance with the CAF Order(3).

•                  Added 13,400 CenturyLink® PrismTM TV subscribers during first quarter 2013. Including recently soft launched markets, penetration of Prism-enabled homes is nearly 10%.

•                  Soft launched CenturyLink® PrismTM TV in Colorado Springs, Colorado, in first quarter with plans to soft launch in Omaha, Nebraska, in second quarter.

Business

The Business segment achieved strong growth of high-bandwidth data services and continues to experience solid sales momentum from enterprise and government customers.

•                  Strategic revenues were $615 million in the quarter, a 6.4 % increase over first quarter 2012, driven by strength in high-bandwidth offerings such as MPLS(4) and Ethernet services. Excluding the impact of private line services, the adjusted growth rate was nearly 12%.

•                  Generated $1.50 billion in total revenues, flat from first quarter 2012, reflecting growth in high-bandwidth offerings offset by lower legacy services and data integration revenues.

•                  Achieved solid monthly recurring sales in first quarter 2013 with a growing sales funnel.

Wholesale

The Wholesale segment continues to complete fiber builds to towers within our footprint, ending the quarter with more than 15,500 fiber-connected towers.

•                  Strategic revenues of $573 million in the quarter decreased 1.5% compared to first quarter 2012, as declines in copper-based revenue were partially offset by increases in wireless carrier bandwidth demand and Ethernet sales.

•                  Generated $907 million in total revenues, a decrease of 5.7% from first quarter 2012, reflecting the continued decline in legacy revenues, primarily driven by the implementation of access rate reductions effective July 1, 2012, in accordance with the CAF Order(3) and lower long distance and switched access minutes of use.

•                  Completed more than 800 fiber builds in first quarter 2013 and expect to complete 4,000 to 5,000 fiber builds in full year 2013.

Data Hosting

The Data Hosting segment grew managed hosting (including cloud) and colocation services revenue driven by growth in core managed hosting products and in the financial and consumer brands verticals.

•                  Operating revenues were $334 million in the quarter, a 7.7% increase from first quarter 2012.

(3)  Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011

(4)  Multiprotocol Label Switching

•                  Colocation revenues were $144 million, a 4.3% increase from first quarter 2012, and managed hosting revenues were $125 million, representing a 20% increase over the same period a year ago. Managed hosting revenues include $15 million of revenues contributed by the Ciber global IT outsourcing, or ITO, assets acquired October 15, 2012.

•                  Launch of savvisdirect® in December 2012 positions the product portfolio to better address the needs of customers of all sizes.

Integration Update

During first quarter 2013, CenturyLink incurred pre-tax integration, severance and retention costs of $10 million ($6 million after-tax) related to the Qwest and Savvis acquisitions.

CenturyLink ended first quarter 2013 with an annualized operating expense synergy run rate of approximately $550 million from the Qwest acquisition and we currently expect to exit 2013 with approximately $600 million in annual run-rate synergies. We continue to anticipate achieving the previously stated $650 million annual run-rate operating expense synergies upon full integration of the Qwest acquisition.

Guidance — Second Quarter 2013 and Full-Year 2013

The Company expects second quarter 2013 operating cash flow and Adjusted Diluted EPS to decrease compared to first quarter 2013 primarily due to higher seasonal expenses, costs related to our continued investment in key initiatives, higher costs related to increased data integration and certain one-time expense reductions experienced during first quarter 2013.

Second Quarter 2013
Operating Revenues	$4.49 to $4.54 billion
Operating Cash Flow (excl. special items)	$1.82 to $1.86 billion
Adjusted Diluted EPS (excl. special items)	$0.63 to $0.68

Full-Year 2013	Previous Guidance	Current Guidance
Operating Revenues	$18.1 to $18.3 billion	No revision
Annual percent change in Operating Revenues	-0.5% to -1.5%	No revision
Operating Cash Flow (excl. special items)	$7.3 to $7.5 billion	$7.35 to $7.55 billion
Adjusted Diluted EPS (excl. special items)	$2.50 to $2.70	$2.60 to $2.75
Capital Expenditures(5)	$2.8 to $3.0 billion	No revision
Free Cash Flow (excl. special items)	$3.0 to $3.2 billion	No revision

All 2013 guidance figures and 2013 outlook statements included in this release (i) speak as of May 8, 2013 only, (ii) include the impact of the Ciber ITO assets acquired on October 15, 2012, (iii) exclude the impact of any share repurchases made after March 31, 2013 and (iv) exclude the

(5)  Excludes approximately $70 million of integration-related capital expenditures effects of special items, future changes in regulation or accounting rules, integration expenses associated with the Qwest and Savvis acquisitions, any changes in operating or capital plans, the impact of litigation expenses or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, May 8, 2013. Interested parties can access the call by dialing 866-259-6033. The call will be accessible for replay through May 15, 2013, by calling 888-266-2081 and entering the access code 1609976. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through May 29, 2013.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of special items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including recent reforms and changes by the Federal Communications Commission regarding intercarrier compensation and the Universal Service Fund, among other things); our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions; our ability to successfully integrate recently acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use the net operating loss carryovers of Qwest in projected amounts; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled companies; any adverse developments in legal or regulatory proceedings involving us; our ability to pay common share dividends in amounts previously indicated, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; the effects of adverse weather; other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A to our Form 10- K for the year ended December 31, 2012, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended March 31, 2013				Three months ended March 31, 2012
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items

OPERATING REVENUES
Strategic	$2,142			2,142	2,058			2,058	4.1%	4.1%
Legacy	1,974			1,974	2,141			2,141	(7.8)%	(7.8)%
Data integration	140			140	145			145	(3.4)%	(3.4)%
Other	257			257	266			266	(3.4)%	(3.4)%
	4,513	—		4,513	4,610	—		4,610	(2.1)%	(2.1)%

OPERATING EXPENSES
Cost of services and products	1,796	2	(1)	1,794	1,877	12	(4)	1,865	(4.3)%	(3.8)%
Selling, general and administrative	818	32	(1)	786	871	70	(4)	801	(8.4)%	(4.4)%
Depreciation and amortization	1,117			1,117	1,208			1,208	(7.5)%	(7.5)%
	3,731	34		3,697	3,956	82		3,874	(6.2)%	(5.1)%

OPERATING INCOME	782	(34)		816	654	(82)		736	22.6%	13.6%

OTHER INCOME (EXPENSE)
Interest expense	(316)			(316)	(343)			(343)	(7.9)%	(7.9)%
Other income (expense)	39	37	(2)	2	20	13	(5)	7	95.0%	(71.4)%
Income tax expense	(207)	(8	)(3)	(199)	(131)	26	(6)	(157)	64.1%	31.8%
NET INCOME	$298	(5)		303	200	(43)		243	55.0%	29.6%

BASIC EARNINGS PER SHARE	$0.48	(0.01)		0.49	0.32	(0.07)		0.39	56.3%	30.8%
DILUTED EARNINGS PER SHARE	$0.48	(0.01)		0.49	0.32	(0.07)		0.39	56.3%	30.8%

AVERAGE SHARES OUTSTANDING
Basic	619,423			619,423	618,208			618,208	0.2%	0.2%
Diluted	621,074			621,074	620,350			620,350	0.1%	0.1%

DIVIDENDS PER COMMON SHARE	$0.540			0.540	0.725			0.725	(25.5)%	(25.5)%

SPECIAL ITEMS

(1)	-

Includes severance costs associated with recent headcount reductions ($7 million), integration, severance and retention costs associated with our acquisition of Qwest ($7 million), integration, severance, retention costs associated with our acquisition of Savvis ($3 million) and an accounting adjustment ($17 million).

(2)	-	Gain on the sale of a non-operating investment ($32 million) and settlements of other non-operating issues ($5 million).
(3)	-	Income tax expense of Items (1) and (2).
(4)	-

Includes severance costs associated with reduction in force initiatives ($43 million), integration, severance and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

(5)	-	Gain associated with early retirement of debt ($8 million) and gain on the sale of investment securities ($5 million).
(6)	-	Income tax benefit of Items (4) and (5).

CenturyLink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2013 AND DECEMBER 31, 2012

(UNAUDITED)

(Dollars in millions)

	March 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$476	211
Other current assets	3,399	3,402
Total current assets	3,875	3,613

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	32,571	32,086
Accumulated depreciation	(13,746)	(13,054)
Net property, plant and equipment	18,825	19,032

GOODWILL AND OTHER ASSETS
Goodwill	21,733	21,732
Other, net	9,296	9,643
Total goodwill and other assets	31,029	31,375

TOTAL ASSETS	$53,729	54,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,193	1,205
Other current liabilities	3,390	3,390
Total current liabilities	4,583	4,595

LONG-TERM DEBT	19,595	19,400
DEFERRED CREDITS AND OTHER LIABILITIES	10,695	10,736
STOCKHOLDERS’ EQUITY	18,856	19,289

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,729	54,020

CenturyLink, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

(Dollars in millions)

	Three months	Three months
	ended	ended
	March 31, 2013	March 31, 2012

OPERATING ACTIVITIES
Net income	$298	200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,117	1,208
Deferred income taxes	166	115
Provision for uncollectible accounts	27	56
(Gain) loss on intangible assets	(32)	—
Changes in current assets and current liabilities, net	(29)	56
Retirement benefits	(178)	(75)
Changes in other noncurrent assets and liabilities	14	47
Other, net	14	(24)
Net cash provided by operating activities	1,397	1,583

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(663)	(678)
Proceeds from sale of intangible assets	75	—
Other, net	(6)	15
Net cash used in investing activities	(594)	(663)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	988	2,032
Payments of long-term debt	(56)	(849)
Net borrowings (payments) on credit facility	(745)	(277)
Dividends paid	(341)	(452)
Net proceeds from issuance of common stock	13	35
Repurchase of common stock	(397)	(11)
Other, net	—	3
Net cash (used in) provided by financing activities	(538)	481

Effect of exchange rate changes on cash and cash equivalents	—	1

Net increase (decrease) in cash and cash equivalents	265	1,402
Cash and cash equivalents at beginning of period	211	128

Cash and cash equivalents at end of period	$476	1,530

CenturyLink, Inc.

SELECTED SEGMENT FINANCIAL INFORMATION

THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

(Dollars in millions)

	Three months ended March 31,
	2013	2012
Total segment revenues	$4,256	4,344
Total segment expenses	1,945	2,020
Total segment income	$2,311	2,324
Total segment income margin (segment income divided by segment revenues)	54.3%	53.5%

Consumer
Revenues
Strategic services	$620	588
Legacy services	889	974
Data integration	2	2
	$1,511	1,564
Expenses
Direct	$413	445
Allocated	113	122
	$526	567

Segment income	$985	997
Segment income margin	65.2%	63.7%

Business
Revenues
Strategic services	$615	578
Legacy services	751	787
Data integration	138	143
	$1,504	1,508
Expenses
Direct	$778	799
Allocated	103	111
	$881	910

Segment income	$623	598
Segment income margin	41.4%	39.7%

Wholesale
Revenues
Strategic services	$573	582
Legacy services	334	380
	$907	962
Expenses
Direct	$30	48
Allocated	244	264
	$274	312

Segment income	$633	650
Segment income margin	69.8%	67.6%

Data Hosting
Revenues
Strategic services	$334	310
	$334	310
Expenses
Direct	$266	232
Allocated	(2)	(1)
	$264	231

Segment income	$70	79
Segment income margin	21.0%	25.5%

During the first quarter of 2013, we reorganized our operating segments in order to strengthen our focus on the business market while continuing our commitment to our wholesale, hosting and consumer customers.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  We have restated prior periods to reflect the reorganization and the change in our allocation methodology.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Three months ended March 31, 2013				Three months ended March 31, 2012
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$782	(34	)(1)	816	654	(82	)(2)	736
Add: Depreciation and amortization	1,117	—		1,117	1,208	—		1,208
Operating cash flow	$1,899	(34)		1,933	1,862	(82)		1,944

Revenues	$4,513	—		4,513	4,610	—		4,610

Operating income margin (operating income divided by revenues)	17.3%			18.1%	14.2%			16.0%

Operating cash flow margin (operating cash flow divided by revenues)	42.1%			42.8%	40.4%			42.2%

Free cash flow
Operating cash flow				$1,933				1,944
Less: Cash paid for income taxes				(8)				(1)
Less: Cash paid for interest, net of amounts capitalized				(265)				(244)
Less: Capital expenditures (3)				(656)				(668)
Other income				2				7
Free cash flow (4)				1,006				1,038

SPECIAL ITEMS

(1) -      Includes severance costs associated with recent headcount reductions ($7 million), integration, severance and retention costs associated with our acquisition of Qwest ($7 million), integration, severance, retention costs associated with our acquisition of Savvis ($3 million) and an accounting adjustment ($17 million).

(2) -       Includes severance costs associated with reduction in force initiatives ($43 million), integration, severance and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

(3) -       Excludes $7 million in first quarter 2013 and $10 million in first quarter 2012 of capital expenditures related to the integration of Embarq, Qwest and Savvis.

(4) -       Excludes special items identified in items (1) and (2).

CenturyLink, Inc.

OPERATING METRICS

(UNAUDITED)

(In thousands)

	As of	As of	As of
	March 31, 2013	December 31, 2012	March 31, 2012
Broadband subscribers	5,915	5,848	5,745
Access lines	13,558	13,748	14,379

CenturyLink, Inc.

SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS

THREE MONTHS ENDED MARCH 31, 2013, DECEMBER 31, 2012 AND MARCH 31, 2012

(UNAUDITED)

(Dollars in millions, except per share amounts)

	Three months	Three months
	ended	ended
	March 31, 2013	March 31, 2012
	(excluding	(excluding
	special items)	special items)

Net income *	$303	243

Add back:
Amortization of customer base intangibles:
Qwest	234	244
Embarq	34	39
Savvis	15	15

Amortization of trademark intangibles:
Qwest	12	18
Savvis	2	2

Amortization of fair value adjustment of long-term debt:
Embarq	1	1
Qwest	(17)	(28)

Subtotal	281	291
Tax effect of above items	(109)	(111)
Net adjustment, after taxes	172	180

Net income, as adjusted for above items	$475	423

Weighted average diluted shares outstanding	621.1	620.4

Diluted EPS (excluding special items)	$0.49	0.39

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.76	0.68

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to recent acquisitions.  Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.

CenturyLink, Inc.

SUPPLEMENTAL PRO FORMA SEGMENT DATA

2013, 2012 and 2011

ASSUMING CENTURYLINK’S ACQUISITIONS OF QWEST AND SAVVIS OCCURRED JANUARY 1, 2010

(UNAUDITED)

(Dollars in millions)

							Pro forma*	Pro forma*	Pro forma*
	Three months	Three months	Three months	Three months	Three months	Three months	Three months	Three months	Three months
	ended	ended	ended	ended	ended	ended	ended	ended	ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Total segment revenues	$4,256	4,316	4,314	4,346	4,344	4,399	4,387	4,422	4,482
Total segment expenses	1,945	2,090	2,071	2,063	2,020	2,108	2,104	2,037	2,011
Total segment income	$2,311	2,226	2,243	2,283	2,324	2,291	2,283	2,385	2,471
Total segment income margin (segment income divided by segment revenues)	54.3%	51.6%	52.0%	52.5%	53.5%	52.1%	52.0%	53.9%	55.1%

Consumer
Revenues
Strategic services	$620	612	603	590	588	585	550	544	551
Legacy services	889	908	933	947	974	992	1,002	1,004	1,035
Data integration	2	2	—	3	2	2	2	2	1
	$1,511	1,522	1,536	1,540	1,564	1,579	1,554	1,550	1,587
Expenses
Direct	$413	449	458	444	445	444	453	434	437
Allocated	113	122	127	124	122	135	137	118	122
	$526	571	585	568	567	579	590	552	559

Segment income	$985	951	951	972	997	1,000	964	998	1,028
Segment income margin	65.2%	62.5%	61.9%	63.1%	63.7%	63.3%	62.0%	64.4%	64.8%

Business
Revenues
Strategic services	$615	600	602	590	578	573	567	578	572
Legacy services	751	760	771	780	787	796	813	853	866
Data integration	138	187	168	167	143	184	164	149	152
	$1,504	1,547	1,541	1,537	1,508	1,553	1,544	1,580	1,590
Expenses
Direct	$778	839	818	829	799	861	854	839	821
Allocated	103	115	118	114	111	100	99	87	90
	$881	954	936	943	910	961	953	926	911

Segment income	$623	593	605	594	598	592	591	654	679
Segment income margin	41.4%	38.3%	39.3%	38.6%	39.7%	38.1%	38.3%	41.4%	42.7%

Wholesale
Revenues
Strategic services	$573	572	569	575	582	572	573	562	559
Legacy services	334	335	341	371	380	390	410	423	444
Data integration	—	—	—	—	—	2	—	—	—
	$907	907	910	946	962	964	983	985	1,003
Expenses
Direct	$30	38	38	45	48	52	44	46	44
Allocated	244	263	266	268	264	286	294	288	286
	$274	301	304	313	312	338	338	334	330

Segment income	$633	606	606	633	650	626	645	651	673
Segment income margin	69.8%	66.8%	66.6%	66.9%	67.6%	64.9%	65.6%	66.1%	67.1%

Data Hosting
Revenues
Strategic services	$334	340	327	323	310	303	306	307	302
	$334	340	327	323	310	303	306	307	302
Expenses
Direct	$266	266	248	241	232	232	225	227	212
Allocated	(2)	(2)	(2)	(2)	(1)	(2)	(2)	(2)	(1)
	$264	264	246	239	231	230	223	225	211

Segment income	$70	76	81	84	79	73	83	82	91
Segment income margin	21.0%	22.4%	24.8%	26.0%	25.5%	24.1%	27.1%	26.7%	30.1%

During the first quarter of 2013, we reorganized our operating segments in order to strengthen our focus on the business market while continuing our commitment to our wholesale, hosting and consumer customers.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  We have restated prior periods to reflect the reorganization and the change in our allocation methodology.

*The pro forma information presented above reflects the operations of CenturyLink, Qwest and Savvis assuming Qwest’s and Savvis’ results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the amortization of the fair value assigned to intangible assets (primarily customer relationship); (ii) adjustments to depreciation to reflect the fair value assigned to property, plant and equipment; and (iii) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the mergers had been consummated as of January 1, 2010.  For further information on our pro forma adjustments, please see our prior SEC filings.